                                                                     Exhibit 3.2

                                     BYLAWS

                                       OF

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED
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                                                                               .
                                                                               .
                                                                               .
                                TABLE OF CONTENTS



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ARTICLE I ..............................................................................            1

     THE COMPANY, DEFINITIONS...........................................................            1

           1.1         Name.............................................................            1


           1.2         Nature of Company................................................            1


           1.3         Bylaws...........................................................            1


           1.4         Definitions......................................................            1


ARTICLE II .............................................................................           10

     OFFICES ...........................................................................           10

           2.1         Principal Office.................................................           10


           2.2         Registered Office................................................           10


           2.3         Other Offices....................................................           10


           2.4         Fiscal Year......................................................           10


ARTICLE III ............................................................................           10

     MEETINGS OF SHAREHOLDERS...........................................................           10

           3.1         Place of Meeting.................................................           10


           3.2         Annual Meetings..................................................           10


           3.3         Special Meetings.................................................           11


           3.4         Notice; Affidavit of Notice......................................           11


           3.5         Record Date for Shareholder Notice, Voting and Giving Consents...           11


           3.6         Adjourned Meetings: Notice.......................................           12


           3.7         Voting at Meetings of Shareholders...............................           12


           3.8         Quorum...........................................................           13


           3.9         Waiver of Notice or Consent of Absent Shareholders...............           13


           3.10        Action Without Meeting...........................................           13


           3.11        Proxies..........................................................           14


           3.12        Inspectors of Election...........................................           14


ARTICLE IV .............................................................................           15

     DIRECTORS .........................................................................           15

           4.1    Power.................................................................           15


           4.2    Number, Tenure and Qualifications.....................................           15


           4.3    Nomination of Directors...............................................           16


           4.4    Place of Meeting......................................................           17


           4.5    Organization Meeting..................................................           17


           4.6    Regular Meeting.......................................................           17


           4.7    Special Meetings......................................................           17
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           4.8    Entry of Notice.......................................................           17


           4.9    Waiver of Notice......................................................           17


           4.10   Adjournment...........................................................           18


           4.11   Notice of Adjournment.................................................           18


           4.12   Quorum................................................................           18


           4.13   Fees and Compensation.................................................           18


           4.14   Action Without Meeting................................................           18


           4.15   Independent Directors.................................................           18


           4.16   Additional Duties of the Directors....................................           20


           4.17   Removal of Director...................................................           20


           4.18   Vacancies.............................................................           20


           4.19   Committees............................................................           21


           4.20   Fiduciary Relationship................................................           21


           4.21   Delegation of Authority...............................................           21


           4.22   Listing of Shares.....................................................           22


           4.23   Abstention from Voting................................................           22


ARTICLE V ..............................................................................           23

     OFFICERS ..........................................................................           23

           5.1    Officers..............................................................           23


           5.2    Election..............................................................           23


           5.3    Subordinate Officers..................................................           23


           5.4    Removal and Resignation...............................................           23


           5.5    Vacancies.............................................................           23


           5.6    Chairman of the Board.................................................           23


           5.7    President.............................................................           24


           5.8    Vice Presidents, Directors and Executive Directors....................           24


           5.9    Secretary.............................................................           24


           5.10   Assistant Secretaries.................................................           24


           5.11   Treasurer.............................................................           24


           5.12   Assistant Treasurers..................................................           25


ARTICLE VI .............................................................................           25

     SHARES OF STOCK....................................................................           25

           6.1    Shareholder Suitability Standards.....................................           25


           6.2    Registration of Ownership of Shares...................................           26

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           6.3    Transfer of Shares....................................................           27


           6.4    Disclosures by Shareholders, Redemption of Shares.....................           27


           6.5    Right to Refuse to Transfer the Shares................................           28


           6.6    Lost or Destroyed Certificate.........................................           28


           6.7    Dividends to Shareholders.............................................           29


           6.8    ERISA Limitations.....................................................           29


           6.9    Repurchase of Shares on Open Market...................................           30


ARTICLE VII ............................................................................           30

     EMPLOYMENT OF ADVISOR, LIMITATION ON EXPENSES AND LEVERAGE.........................           30

           7.1    Employment of Advisor.................................................           30


           7.2    Term..................................................................           31


           7.3    Other Activities of Advisor...........................................           31


           7.3A   Abstention from Voting................................................           32


           7.4    Limitation on Organization, Offering and Acquisition
                      Fees and Expenses ................................................           32


           7.5    Limitation on Operating Expenses......................................           32


           7.6    Limitations on Real Estate Brokerage Commissions on
                      Resale of Property ...............................................           33


           7.7    Limitation on Incentive Fee...........................................           33


ARTICLE VIII............................................................................           33

     RESTRICTIONS ON INVESTMENTS AND ACTIVITIES.........................................           33

           8.1    Restrictions..........................................................           33


           8.2    Appraisal of Real Property............................................           35


           8.3    Roll-Up Transaction...................................................           35

ARTICLE IX..............................................................................           36

     TRANSACTIONS WITH AFFILIATES; REQUIREMENTS OF SPONSOR,.............................           36

           9.1    Transactions with Affiliates..........................................           36


           9.2    Restriction of Duties and Liabilities.................................           38


           9.3    Persons Dealing with Directors or Officers............................           39


           9.4    Reliance..............................................................           39


           9.5    Income Tax Status.....................................................           39

ARTICLE X ..............................................................................           39

     INDEMNIFICATION....................................................................           39

           10.1   Restrictions on Indemnification.......................................           39


           10.2   Effect of Securities Law on Indemnification...........................           40


           10.3   Insurance.............................................................           40

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ARTICLE XI .............................................................................           40

     MISCELLANEOUS......................................................................           40

           11.1   Competing Program.....................................................           40


           11.2   Corporate Seal........................................................           41


           11.3   Inspection of Bylaw...................................................           41


           11.4   Inspection of Corporate Records.......................................           41

           11.5   Voting Rights of Shareholders.........................................           42


           11.6   Checks, Drafts, Etc...................................................           42

           11.7   Contracts, Etc., How Executed.........................................           42


           11.8   Representation of Shares of Other Corporations........................           42

           11.9   Annual Report.........................................................           43

           11.10  Provisions of the Bylaws in Conflict with Law or Regulation...........           43

           11.11  Voluntary Dissolution.................................................           44

           11.12  Reduction of Restricted Capital.......................................           44

           11.13  Retained Earnings.....................................................           44

           11.14  Source of Dividends...................................................           44

           11.15  Dividend..............................................................           44

           11.16  Shareholder Liability.................................................           44

           11.17  Requirement of Sponsor................................................           45

ARTICLE XII ............................................................................           45

     AMENDMENTS TO BYLAWS...............................................................           45

           12.1   Amendments to the Bylaws..............................................           45


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                                    BYLAWS OF
             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

                                    ARTICLE I
                            THE COMPANY, DEFINITIONS

      1.1 Name. The name of the corporation is CORPORATE PROPERTY ASSOCIATES 16
- GLOBAL INCORPORATED and is referred to in these Bylaws as the "Company." If the Directors determine that the use of that name is not practicable, legal or convenient, the Directors upon the appropriate amendment to the Articles may use such other designation or may adopt another name under which the Company may hold property or conduct all or part of its activities. The Directors without approval of the Shareholders may amend the Articles (a) to delete from the corporate name the word "the" or the name of a political subdivision or other geographical location of the state; (b) to abbreviate the word "corporation", "incorporated", "company" or "limited" in the corporate name; or (c) to substitute in the corporate name for its respective abbreviation the word "corporation", "incorporated", "company" or "limited."

      1.2 Nature of Company. The Company is a corporation organized under the laws of the State of Maryland. It is intended that the Company shall carry on business as a real estate investment trust ("REIT") and shall elect to be taxed as a REIT for Federal income tax purposes. These Bylaws and all actions of the Directors hereunder shall be construed in accordance with such intent.

      1.3 Bylaws. At, or before the first meeting of the Directors, these Bylaws shall be reviewed and ratified by a majority vote of the Directors and of the Independent Directors. The Prospectus shall disclose that such ratification is required.


      1.4 Definitions. Whenever used in these Bylaws, the terms defined in this
Section 1.4 shall, unless the context otherwise requires, have their respective meanings specified in this Section 1.4. In these Bylaws, words in the singular number include the plural and in the plural number include the singular.


            Administrator. The official or agency administering the Securities laws of a jurisdiction.

            Acquisition Expenses. Those expenses, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on Property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of Properties, whether or not acquired. Acquisition Expenses shall not include Acquisition Fees.

            Acquisition Fees. The total of all fees and commissions (including any interest thereon) paid by any party to any party in connection with the making or investing in mortgage loans or the purchase, development or construction of Properties by the Company. A Development Fee or Construction Fee paid to a Person not affiliated with

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      the Sponsor in connection with the actual development or construction of a project after acquisition of the Property by the Company shall not be deemed an Acquisition Fee. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee (other than as described above) or any fee of a similar nature, however designated. Acquisition Fees shall include Subordinated Acquisition Fees, unless the context otherwise requires. Acquisition Fees shall not include Acquisition Expenses.

      Advisor. Any Person appointed or employed by or who contracts with the Company under the provisions of Article VII of these Bylaws, and who is responsible for the day-to-day management of the Company, including any Person to which an Advisor subcontracts substantially all such functions.

      Advisory Agreement. The Advisory Agreement between the Company and the Advisor pursuant to which the Advisor will act as the advisor and administrator of the Company.

      Affiliated Director. A Director who is not an Independent Director.

      Affiliate. An Affiliate of another Person shall mean (i) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person, (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such other Person, or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

            Annual Meeting of Shareholders. As set forth in Section 3.2 of these Bylaws.

            Annual Report. As set forth in Section 11.9 of these Bylaws.

            Appraised Value. Value according to an appraisal made by an Independent Appraiser.

      Articles or Articles of Incorporation. Articles of Incorporation of the Company under the General Corporation Law of Maryland, as amended from time to time, pursuant to which the Company is organized.

      Asset Management Fee. Fee paid to the Advisor for asset management services rendered pursuant to the Advisory Agreement.

      Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

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      Beneficial Ownership, Beneficially Own or Beneficial Owner of Shares.
Ownership of such Shares for purposes of part II, subchapter M of the Code, including the attribution of ownership provisions of Section 542 and 544 of the Code, or if, under Rule l3d-3 of the Exchange Act, such Person would be deemed to have beneficial ownership of such Shares.

      Board of Directors or Board. The Board of Directors of the Company.

      Borrower. Any Person which obtains a Loan from the Company.

      Bylaws. These bylaws, including all amendments, restatements or modifications.

      Cash from Financings. Net cash proceeds realized by the Company from the financing of Properties or, the refinancing of any Company indebtedness.

      Cash from Sales. Net cash proceeds realized by the Company from the sale, exchange or other disposition of any of its assets after deduction of all expenses incurred in connection therewith. Cash from Sales shall not include Cash from Financings.

      Cash from Sales and Financings. The total sum of Cash from Sales and Cash from Financings.

      Cause. With respect to the termination of the Advisory Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or a breach by the Advisor of the Advisory Agreement.

      Code. The Internal Revenue Code of 1986, as amended.

      Company. Corporate Property Associates 16 - Global Incorporated, a corporation organized under the laws of the State of Maryland.

      Competitive Real Estate Commission. The real estate or brokerage commission paid in a competitive market for the purchase or sale of property that is reasonable, customary and competitive in light of the size, type and location of the property.

      Conflicting Provisions. Any provisions of these Bylaws that, in the opinion of the Directors (including a majority of the Independent Directors) upon advice of counsel, are in conflict with the REIT Provisions or with other applicable laws and regulations.

      Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.

      Contract Purchase Price. The amount actually paid for or allocated (as of the date of purchase) to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

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      Contract Sales Price. The total consideration received by the Company for the sale of a Property.

      Development Fee. A fee for the packaging of a Property including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.

      Directors. The persons holding such office, as of any particular time, under the Articles of Incorporation, whether they be the Directors named therein or additional or successor Directors.

      Distributions. Distributions declared by the Board.

      Equity Interest. The stock of or other interests in, or warrants or other rights to purchase the stock of or other interests in, any Borrower or any entity that is a tenant of the Company or that is a parent or controlling Person of any such Borrower or tenant.

      ERISA. Employee Retirement Income Security Act of 1974, as amended.

      Excess Return. In the event the Shares are listed on a national securities exchange or included for quotation on NASDAQ, the excess of (A) the sum of (i) the market value of the Company, measured by taking the average closing price or bid and asked price, as the case may be, over a period, beginning 180 days after listing of the Shares, of 30 days during which the Shares are traded plus (ii) the total of the Distributions paid to Shareholders from the Initial Closing Date until the date the Shares are listed or included for quotation over (B) the sum of (i) 100% of Initial Investor Capital and (ii) the total amount of the Distributions required to be paid to Shareholders in order to pay the Preferred Return through the date the Market Value is determined.

      Excess Shares. Any Shares in excess of the Ownership Limit.

      Exchange Act. The Securities and Exchange Act of 1934, as amended.

      Good Reason. With respect to the termination of the Advisory Agreement,
(i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under the Advisory Agreement; or (ii) any material breach of the Advisory Agreement of any nature whatsoever by the Company.

      Gross Offering Proceeds. The aggregate purchase price of Shares sold pursuant to the Offering.

      Independent Appraiser. A qualified appraiser of real estate as determined by the Board, who is not affiliated, directly or indirectly, with the Company, the Advisor, the Directors or their respective Affiliates. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

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      Independent Director. A director of the Company who is not associated and has not been associated within the last two years, directly or indirectly, with the Sponsor or the Advisor. A director shall be deemed to be associated with the Sponsor or the Advisor if he or she (i) owns an interest in, is employed by, has any material business or professional relationship with, or is an officer or director of, the Sponsor, the Advisor, or any of their Affiliates, other than as a director or trustee of not more than two other REITs organized by the Sponsor or advised by the Advisor; or (ii) performs services, other than as a director, for the Company. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company. For the purposes of determining whether the business or professional relationship is material, the gross revenue derived from the Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Director's: (a) annual gross revenue, derived from all sources, during either of the last years; or (b) net worth, on a fair market value basis.

      Individual. Any natural person and those organizations treated as natural persons in Section 542(a) of the Code.

      Initial Investment. The portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section II.A of the NASAA Guidelines.

      Initial Investor Capital. The total amount of capital invested from time to time by the Shareholders (computed at the rate of $ 10 per Share for every Share including those Shares for which reduced selling commissions were paid in connection with their purchase from the Company). Upon completion of the Offering, the Initial Investor Capital shall be equal to the Gross Offering Proceeds.

      Interest Reserve. The amount loaned to a Borrower to fund the Borrower's projected future payments of interest to the Company and upon which interest shall be charged once disbursed.

      Leverage. The aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

      Loan Refinancing Fee. Fee paid to the Advisor for substantial services rendered in connection with certain qualifying refinancings of Property.

      Loans. The notes and other evidences of indebtedness or obligations acquired or entered into by the Company as lender which are secured or collateralized by personal property, or fee or leasehold interests in real estate or other assets, including but not limited to first or subordinate mortgage loans, construction loans, development loans, loans secured by capital stock or any other assets or form of equity interest and any other type of loan or financial arrangement, such as providing or arranging for letters of credit, providing guarantees of obligations to third parties, or providing commitments for loans. The term "Loans" shall not include leases which are not recognized as leases for Federal income tax reporting purposes.

      NASAA Guidelines. The Real Estate Investment Trust Guidelines of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.

      NASDAQ. The national automated quotation system operated by the National Association of Securities Dealers, Inc.

      Net Assets. The total assets of the Company (other than intangible assets) at cost before deductions for depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

      Net Income. For any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves. If the Advisor receives an incentive fee, Net Income, for purposes of calculating total allowable Operating Expenses, shall exclude the gain from the sale of the Company's assets.

      Offering. The offering of Shares pursuant to the Prospectus.

      Operating Expenses. All operating, general and administrative expenses paid or incurred by the Company, as determined under generally accepted accounting principles, including Advisor's fees, except the following: (i) interest and discounts and other cost of borrowed money; (ii) taxes (including state and Federal income tax, property taxes and assessments, franchise taxes and taxes of any other nature); (iii) expenses of raising capital, including Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, engraving, and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's Shares and Securities; (iv) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, ownership and operation of real estate interests, mortgage loans, or other property, including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property; (v) the Acquisition Fee or Subordinated Disposition Fee payable to the Advisor or any other party; (vi) incentive fees paid in compliance with
Section 7.7 of these Bylaws; and (vii) non-cash items, such as depreciation, amortization, depletion, and additions to reserves for depreciation, amortization, depletion, losses and bad debts. Notwithstanding anything herein to the contrary, Operating Expenses shall include the Asset Management Fee, the Performance Fee and the Loan Refinancing Fee.

      Organization and Offering Expenses. Those expenses payable by the Company in connection with the formation, qualification and registration of the Company and in marketing and distributing Shares including, but not limited to such expenses as: (i) the preparation, printing, filing and delivery of the Registration Statement and the Prospectus (including any amendments thereof or supplements thereto) and the preparing and printing of contractual

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agreements between the Company and its Sales Agent and the Selected Dealers
(including copies thereof); (ii) the preparing and printing of the Articles of Incorporation and Bylaws of the Company, other solicitation material and related documents and the filing and/or recording of such documents necessary to comply with the laws of the State of Maryland for the formation of a corporation and thereafter for the continued good standing of a corporation; (iii) the qualification or registration of the Shares under state securities or "Blue Sky" laws; (iv) any escrow arrangements, including any compensation to an escrow agent; (v) the filing fees payable to the United States Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.; (vi) reimbursement for the reasonable and identifiable out-of-pocket expenses of the Sales Agent and the Selected Dealers, including the cost of their counsel; (vii) the fees of the Company's counsel; (viii) all advertising expenses incurred in connection with the Offering, including the cost of all sales literature and the costs related to investor and broker/dealer sales and information meetings and marketing incentive programs; and (ix) selling commissions, certain annual monitoring fees paid to the Sales Agent with respect to Shares sold to clients of the Sales Agent or Selected Dealers, marketing fees, incentive fees, due diligence fees and wholesaling fees and expenses incurred in connection with the sale of the Shares.

      Ownership Limit. With respect to Shares, the percent limitation placed on the ownership of Shares by any one Person.

      Performance Fee. Fee paid to the Advisor for asset management services rendered under the Advisory Agreement. Such fee is payable on a subordinated basis pursuant to the Advisory Agreement.

      Person. An Individual, corporation, partnership, joint venture, association, limited liability company, trust, bank or other entity or any government or any agency and political subdivision of a government.

      Property or Properties. The Company's partial or entire interest in real property (including leasehold interests) and personal or mixed property connected therewith.

      Prospectus. Any prospectus, notice, circular, advertisement, letter, or communication, written or by radio or television, which offers any security for sale or confirms the sale of any security; except that (a) a communication sent or given after the effective date of the registration statement (other than a prospectus permitted under subsection (b) of section 10 of the Securities Act of
1933) shall not be deemed a prospectus if it is proved that prior to or at the same time with such communication a written prospectus meeting the requirements of subsection (a) of section 2(10) of the Securities Act of 1933 at the time of such communication was sent or given to the person to whom the communication was made, and (b) a notice, circular, advertisement, letter, or communication in respect of a security shall not be deemed to be a prospectus if it states from whom a written prospectus meeting the requirements of section 10 of the Securities Act of 1933 may be obtained and, in addition, does no more than identify the security, state the price thereof, state by whom orders will be executed, and contain such other information as the Commission, by rules or regulations deemed necessary or appropriate in the public interest and for the protection of investors, and subject to such terms and conditions as may be prescribed therein, may permit. Such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

      Registration Statement. The Registration Statement on Form S-11 of which the Prospectus is a part.

      REIT. A real estate investment trust, as defined in Sections 856-860 of the Code.

      REIT Provisions of the Code or REIT Provisions. Parts 11 and III of Subchapter M of Chapter I of the Code or successor statutes, and regulations and rulings promulgated thereunder.

      Roll-Up Transaction. A transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or included for quotation on NASDAQ National Market System (NMS); or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction there will be no significant adverse change in any of the following: Shareholder voting rights; the term of existence of the Company; compensation to the Sponsor or Advisor; or the investment objectives of the Company.

      Roll-Up Entity. A partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of the proposed Roll-Up Transaction.

      Sales Agent. Carey Financial Corporation.

      Securities. Any stock, shares (other than currently outstanding Shares and subsequently issued shares of common stock of the Company), voting trust certificates, bonds, debentures, notes of the evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or in general any instruments commonly known as "securities" or any certificate of interest, shares or participation in temporary or interim certificates for receipts (or, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing), which subsequently may be issued by the Company.

      Selected Dealers. Broker-dealers who are members of the National Association of Securities Dealers, Inc. and who have executed an agreement with the Sales Agent in which the Selected Dealers agree to participate with the Sales Agent in the Offering.

      Selected Investment Advisors. An investment advisor under the Investment Advisers Act of 1940, as amended, and presently registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the advisor has clients, or exempt from such registration requirements. The advisor is not a registered-broker dealer or registered representative with the NASD. The advisor is in compliance with all applicable federal and state securities laws. The advisor maintains the records required by Section 204 of the Investment

Advisers Act of 1940, as amended, and rule 204-2 thereunder in the form and for the periods required thereby.

      Shareholders. Those Persons who at any particular time are shown as holders of record of Shares on the books and records of the Company.

      Shares. All of the shares of common stock of the Company, $.001 par value, and all other shares of common stock of the Company issued in the Offering or any subsequent offering.

      Special Meetings of the Shareholders. As set forth in Section 3.3 of these Bylaws.

      Sponsor. W. P. Carey & Co. LLC and any other person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such person. Sponsor does not include a person whose only relationship to the Company is that of an independent property manager and whose only compensation is as such. Sponsor also does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A person may be deemed a Sponsor by:
(a) taking the initiative, directly or indirectly, in founding or organizing the business of the Company, either alone or in conjunction with one or more other Persons; (b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services and/or property, or both services and property; (c) having a substantial number of relationships and contacts with the Company; (d) possessing significant rights to control Company properties; (e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or (f) providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

      Subordinated Acquisition Fee. An Acquisition Fee payable on a subordinated installment basis, with interest, pursuant to and in accordance with the Advisory Agreement.

      Subordinated Disposition Fee. Fee paid to the Advisor or an Affiliate under the Advisory Agreement for property disposition services.

      Subordinated Incentive Fee. Fee paid to the Advisor pursuant to the Advisory Agreement under the circumstances described therein upon the disposition of Property.

      Total Property Cost. With regard to any Company Property, an amount equal to the sum of the Contract Purchase Price of such Property plus the Acquisition Fees paid in connection with such Property.

      2%/25% Guidelines. The requirement that, in any 12-month period, the Operating Expenses not exceed the greater of 2% of the Company's Average Invested Assets during such 12-month period or 25% of the Company's Net Income over the same 12-month period.

      Unimproved Real Property. Property which has the following three characteristics: (1) an equity interest in property which was not acquired for the purpose of producing rental or other operating income, (2) no development or construction is in process on such property, and (3) no development or construction on such property is planned in good faith to commence on such property within one year.

      Valuation. An estimate of value of the assets of the Company as determined by a Person approved by the Independent Directors, which Person shall be independent of the Company and the Advisor.

                                   ARTICLE II
                                     OFFICES

      2.1 Principal Office. The initial principal office of the Company shall be located at c/o The Prentice-Hall Corporation System, Maryland, 1123 North Eutaw Street, Baltimore, Maryland 21202. The principal executive office of the Company at which place the business affairs of the Company shall be conducted shall be located at 50 Rockefeller Plaza, New York, NY 10020 or such other place as the Directors may from time to time determine or the business of the Company may require.

      2.2 Registered Office. The initial registered agent of the Company shall be The Prentice-Hall Corporation, Maryland, which is a Maryland corporation whose post office address is 1123 North Eutaw Street, Baltimore, Maryland 21201 or such other place as the Directors shall from time to time determine.


      2.3 Other Offices. Other offices may at any time be established by the Directors at any place or places they deem appropriate.

      2.4 Fiscal Year. The fiscal year of the Company shall end on the last day of December in each year.


                                   ARTICLE III
                            MEETINGS OF SHAREHOLDERS

      3.1 Place of Meeting. All annual and all other meetings of Shareholders shall be held at such place within the United States, either within or without the State of Maryland, as from time to time may be fixed by the Chairman, President or by the Directors.

      3.2 Annual Meetings. The Annual Meeting of the Shareholders shall be held either at 11:00 a.m. on the second Tuesday of June in each year if not a legal holiday, or at such other day falling on or before the 30th day before or thereafter as shall be set by the Board of Directors; provided, however, that such date shall not be fewer than 30 days after the Directors shall have caused to be sent to the Shareholders an Annual Report as provided in Section 11.9 of these Bylaws. The Directors, including the Independent Directors, shall be required to take reasonable steps to insure that this requirement is met. At Annual Meetings of the Shareholders, Directors shall be elected, reports of the affairs of the Company shall be considered, and any other business may be transacted which is within the powers of the Shareholders. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

      3.3 Special Meetings. Special Meetings of the Shareholders may be called at any time for any purpose or purposes whatsoever but may only be called upon the request of a majority of the Directors, a majority of the Independent Directors, the Chairman or President of the Company or by an officer of the Company upon the written request of Shareholders entitled to cast not less than 10 percent of all the votes entitled to be cast at such meeting. If a Special Meeting of the Shareholders is called by any Person or Persons other than the Directors, Independent Directors, the Chairman or the President of the Company, a request shall be made in writing, specifying the time of such Special Meeting of the Shareholders and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Company, the President, or the Secretary of the Company. The officer receiving the request shall cause notice to be promptly given to the Shareholders entitled to vote, in accordance with the provisions of Section 3.4.

      3.4 Notice; Affidavit of Notice. Notice of all meetings of the Shareholders shall be given in writing to each Shareholder entitled to vote thereat, either personally or by first class mail, or if the Company has 500 or more Shareholders, by third-class mail, or other means of written communication, charges prepaid, addressed to the Shareholder at his address appearing on the books of the Company or given by the Shareholder to the Company for the purpose of such notice, or transmitted to the Shareholder by electronic mail to any electronic mail address of the Shareholders given by the Shareholder to the Company for the purpose of such notice or by any other electronic means. Notice of any such meeting of Shareholders shall be sent to each Shareholder entitled thereto not fewer than 10 nor more than 90 days before the meeting; provided, however, that within ten business days after receipt by the Company, in person, or by registered mail, of a written request for a meeting by the Shareholders holding not less than 10 percent of the outstanding Shares entitled to vote at such meeting, the Company shall provide written notice of such meeting to all Shareholders as provided above, and such meeting shall be held not fewer than 20 nor more than 60 days after the Company's receipt of such notice; and, provided further, that if such notice is not given within 10 business days after receipt of the request, the Person or Persons requesting the meeting may give the notice. Nothing contained in this Section 3.4 shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the Directors may be held. All notices given pursuant to this Section 3.4 shall state the place, date and hour of the meeting and, (1) in the case of Special Meetings of the Shareholders, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of Annual Meetings of the Shareholders, those matters which the Directors, at the time of the mailing of the notice, intend to present for action by the Shareholders, and (3) in the case of any meeting at which Directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented for election.

      3.5 Record Date for Shareholder Notice, Voting and Giving Consents. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporation action within a meeting, the Directors may fix, in advance, a record date, which shall not be more than 60 days nor fewer than 10 days before the date of any meeting nor more than 60 days before any action without a meeting, and in this event, only Shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any Shares on the books of the Company after the record date.

      If the Directors do not so fix a record date:

            (a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders shall be the later of the close of business on the day on which notice is given or the 30th day before the meeting.

            (b) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Directors has been taken, shall be at the close of business on the day on which the first written consent is given, or (ii) when prior action of the Directors has been taken, shall be at the close of business on the day on which the Directors adopt the resolution relating to that action, or the 60th day before the date of the other action, whichever is later.

      3.6 Adjourned Meetings: Notice. Any Annual Meeting or Special Meeting of the Shareholders, whether or not a quorum, as prescribed by Section 3.8, is present, may be adjourned from time to time by the vote of the majority of the Shares, the holders of which are either present in person or represented by proxy. In the absence of a quorum no other business may be transacted at the meeting.

      When any Annual Meeting or Special Meeting of the Shareholders is adjourned for more than 120 days after the original record date or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of a Special Meeting of the Shareholders as prescribed by Section 3.3. In all other cases, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting other than by announcement that the meeting at which the adjournment is taken.

      3.7 Voting at Meetings of Shareholders. Subject to the provisions of the General Corporation Law of Maryland, and subject to the right of the Directors to provide otherwise, only a Person in whose name Shares entitled to vote standing on the stock records of the Company on the record date shall be entitled to notice of and to vote at the meeting, notwithstanding any transfer of any Shares on the books of the Company after the record date.

      The vote may be via voice or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by any Shareholder at any election and before the voting begins. Except as otherwise provided in
Article VII(b) of the Articles of Incorporation, each outstanding Share shall be entitled to one vote on each matter submitted to a vote of Shareholders. No Shareholder shall have the right to cumulative votes. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

      3.8 Quorum. The presence in person or by proxy of a majority of the Shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. Except as provided in this Section 3.8, a majority of all the votes cast at a Shareholder meeting at which a quorum is present is sufficient to approve any matter which properly comes before such meeting, unless a vote of a greater or lesser number is required by the Articles of Incorporation, these Bylaws or by the General Corporation Law of Maryland. Holders of a majority of all the Shares present in person or by proxy at a meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect a Director. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the Shares required to constitute a quorum.

      Meetings of the Shareholders shall be presided over by the Chairman, or in his/her absence, by the President, or in his/her absence, by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his/her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at all meetings of the Shareholders shall be determined by the chairman of the meeting. The order of business so determined, however, may be changed by vote of the holders of a majority of Shares present in person or represented by proxy.

      3.9 Waiver of Notice or Consent of Absent Shareholders. The transactions of any Annual Meeting or Special Meeting of the Shareholders, however called and noticed, shall be as valid as though made at a meeting duly held after regular call and notice, only if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes. All waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      3.10 Action Without Meeting. Except as elsewhere provided in these Bylaws, any action which may be taken at any Annual Meeting or Special Meeting of the Shareholders may be taken without a meeting after the following are filed with the records of Shareholders' meetings: (a) an unanimous written consent which sets forth the action and is signed by each Shareholder entitled to vote and (b) a written waiver of any right to dissent signed by each Shareholder entitled to notice of the meeting but not entitled to vote at it.

      Any Shareholder giving a written consent, or the Shareholder's proxyholder, or a transferee of the Shares or personal representative of the Shareholder or its respective proxyholder, may revoke the consent by a writing received by the Company prior to the time that written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary, but may not do so thereafter. The revocation is effective upon its receipt by the Secretary.

      3.11 Proxies. Every Person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such Person or his duly authorized agent and filed with the Secretary of the Company, provided that no such proxy shall be valid after the expiration of 11 months from the date of its execution, unless the Person executing it specifies in the proxy the length of time for which the proxy is to continue in force.

      A proxy shall be deemed signed if the Shareholder's name is placed on the proxy whether by manual signature, typewriting telegraphic transmission or otherwise by the Shareholder or the Shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall. continue in full force and effect unless revoked by the Person executing it before the vote pursuant to that proxy by (1) a writing delivered to the Company stating that the proxy is revoked, (2) execution of a subsequent proxy, (3) attendance at the meeting and voting in person (but only as to any items on which the Shareholder chooses to vote in person), or (4) transfer of the Shares represented by the proxy to a transferee who became a Shareholder of record prior to the record date established for the vote. A validly executed proxy otherwise may be revoked by written notice of the death or incapacity of the Person executing that proxy received by the Company before the vote pursuant to that proxy is counted.

      Any proxy distributed to 10 or more Shareholders must afford the Person voting an opportunity to specify a choice among approval, disapproval or abstention as to each matter or group of related matters, other than election of Directors.

      3.12 Inspectors of Election. Before any meeting of the Shareholders, the Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any Shareholder or a Shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a Shareholders meeting on the request of one or more Shareholders or Shareholders' proxies, the majority of Shareholders or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any Shareholder or Shareholder's proxy shall, appoint a person to fill that vacancy.

      These inspectors shall:

            (a) Determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

            (b) Receive votes, ballots or consents;

            (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

            (d) Count and tabulate all votes or consents;

            (e) Determine when the polls shall close;

            (f) Determine the result; and

            (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                                   ARTICLE IV
                                    DIRECTORS

      4.1 Power. (a) Subject to limitations contained in the Articles of Incorporation, the Bylaws and the General Corporation Law of Maryland relating to action requited to be authorized or approved by the Shareholders, or by a majority of the outstanding Shares, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Directors. Each Director, including each Independent Director, may engage in other business activities of the type conducted by the Company and are not required to present to the Company any investment opportunities presented to them even though the investment opportunities may be within the Company's investment policies.

            (b) Notwithstanding the foregoing, without the concurrence of a majority of the outstanding Shares, the Directors may not (i) amend the bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of Shareholders; (ii) amend bylaw provisions relating to Director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) sell all or substantially all of the Company's assets other than in the ordinary course of the Company's business or in connection with liquidation and dissolution; (iv) cause the merger or other reorganization of the Company; or (v) dissolve or liquidate the Company, other than before the initial investment in property.

      4.2 Number, Tenure and Qualifications. There shall initially be one Director, which Director may be an Affiliated Director. The number of Directors may from time to time be increased or decreased by a majority of the existing Director(s), but may not exceed nine nor be fewer than three except that if there shall be fewer than three Shareholders, the number of Directors may be fewer than three but not fewer than the number of Shareholders. Once the Securities and Exchange Commission declares the Registration Statement effective, at least a majority of the Directors must be Independent Directors except for a period of ninety days following the death, removal or resignation of an Independent Director from the Company. Notwithstanding the foregoing, the terms of office of Directors shall not be affected by any decrease or increase in the number of Directors. At each Annual Meeting of the Shareholders, Directors shall be elected for a term of office expiring at the next Annual Meeting of the Shareholders after their election. Each Director may be re-elected by the Shareholders. Directors need not be Shareholders. No bond is required to secure the performance of a Director unless the Directors, as a group, so require such bond. Each Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company, and at least one of the Independent Directors shall have three or more years of experience in acquiring or managing the type of real estate to be acquired by the Company for his or her own account or as an agent.

      4.3 Nomination of Directors. (a) The Independent Directors shall nominate persons to be elected as Independent Directors; provided however, that if there are no Independent Directors, such Independent Directors shall be nominated by the Directors. The Affiliated Directors shall nominate persons to be elected as Affiliated Directors; provided however, that if there are no Affiliated Directors such Affiliated Directors shall be nominated by the Directors.

            (b) Subject to the provisions of this Section 4.3, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election as Directors may be made at a meeting of Shareholders as set forth in Section 4.3(a), or by any nominating committee or person appointed by the Directors, or by any Shareholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 4.3(b). Such nominations, other than those made by or at the direction of the Directors or by any nominating committee or person appointed by the Directors shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a Shareholder's notice shall be delivered to or mailed and received at the principal office of the Company not fewer than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that fewer than 40 days' notice or prior public disclosure of the date of the meeting is given or made to the Shareholder, notice by the Shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of that meeting was mailed or such public disclosure was made. Such Shareholder's notice shall set forth (i) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the number of Shares which are beneficially owned by the person and (D) any other information relating to the person that is required to be disclosed in solicitations for proxies of re-election of Directors pursuant to Rule 14(a) of the Exchange Act; and (ii) as to the Shareholder giving notice (A) the name and record address of Shareholder and (B) the number of Shares which are beneficially owned by the Shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director.

            (c) No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 4.3. The chairman of the meeting shall, if the facts warrant, determine and declare to the Shareholders at such meeting that a nomination was not made in accordance with the foregoing procedure, that if he should so determine, he shall so declare that the defective nomination shall be disregarded.

            (d) A person who has been declared of unsound mind by an order of the appropriate court, or who has pled guilty or nolo contendere to or been convicted of a felony involving moral turpitude shall not be qualified to serve as a director.

      4.4 Place of Meeting. Regular meetings of the Directors shall be held at any place within or outside the State of Maryland which has been designated from time to time by the Chairman or by a majority of the Directors or by written consent of all Directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the Company. Special meetings of the Directors may be held either at a place so designated by a majority of the Directors or at the principal executive office of the Company. The Directors may participate in a meeting through the use of conference telephones or similar communication equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting by telephone or communication equipment shall constitute presence in person at the meeting.

      4.5 Organization Meeting. Immediately following each Annual Meeting of the Shareholders, the Directors may hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. No separate notice of such meeting is required.

      4.6 Regular Meeting. Regular meetings of the Directors shall be held at such time and on such dates as may be designated by the Directors at the principal executive office of the Company or at any other place as may be designated by the Directors.

      4.7 Special Meetings. Special meetings of the Directors for any purpose or purposes shall be called at any time by the Chairman of the Company or the President or Vice President or the Secretary of the Company or any two Directors.

            Written notice of the time and place of such special meetings shall be delivered personally to the Directors or sent to each Director by mail, telecopier or by other form of written communication, with any charges prepaid, addressed or telecopied to him at his address or telecopier number, as the case may be, as the same appears upon the records of the Company, or if it is not so shown or is not readily ascertained, at the place in which the meetings of Directors are regularly held. In case the notice is mailed, it shall be deposited in the United States mail in the place in which the principal executive office of the Company is located at least four (4) days prior to the time of the meeting. In case the notice is delivered personally, telecopied, telegraphed or by other electronic means, it shall be delivered, telecopied, deposited with the telegraph company or communicated at least 48 hours prior to the time of the meeting. Mailing, telecopying, telegraphing or delivery, as provided in this Section 4.7, shall constitute due legal and personal notice to the Director.

      4.8 Entry of Notice. Whenever any Director has been absent from any special meeting of the Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to that Director as required by law and these Bylaws.


      4.9 Waiver of Notice. The holding of any meeting of the Directors, however called and noticed, or wherever held, and the transaction of any business at such meeting shall be as valid as though such meeting was held and business was transacted at a meeting duly held after regular call and notice of a quorum being present if, either before or after the meeting, each of the Directors not present signs a written waiver of notice of or consent to holding the meeting for an approval of the minutes. All waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      4.10 Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors' meeting to another time and place.


      4.11 Notice of Adjournment. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of adjournment.


      4.12 Quorum. A majority of the Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as provided in
Section 4.10 or to fill a vacancy. Every act or decision done or made by a majority of the Directors at a meeting duly held at which a quorum is present shall be regarded as an act of the Directors unless a greater number is required by law or by the Articles of Incorporation or these Bylaws. However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for the meeting.

      4.13 Fees and Compensation. The Directors shall be entitled to receive such reasonable compensation for their services as Directors as may be calculated and determined by the Chairman or by the Directors from time to time by resolution of the Directors; provided, however, that Affiliated Directors shall not receive compensation from the Company for their services as Directors or officers of the Company. The Company may reimburse Directors for their reasonable expenses incurred in connection with their services as Directors, including without limitation travel to and attendance at each meeting of the Directors and any committee thereof, as well as each Annual Meeting of the Shareholders. The Directors, either directly or indirectly, shall also be entitled to receive remuneration for services rendered to the Company in any other capacity. Those services may include, without limitation, services as an officer of the Company, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Director or any Affiliate of a Director.

      4.14 Action Without Meeting. Any action required or permitted to be taken by the Directors under the General Corporation Law of Maryland and these Bylaws may be taken without a meeting if all Directors individually or collectively consent in writing to such action. The consent or consents shall be filed with the minutes of the meetings of the Directors.

            Any certificate or other document filed under the provision of the General Corporation Law of Maryland which relates to action so taken shall state that the action was taken by unanimous written consent of the Directors without a meeting.

      4.15 Independent Directors. Notwithstanding any other provision of these Bylaws, the

Independent Directors, in addition to their other duties and to the extent that they may legally do so, shall:


            (a) Monitor the relationship of the Company with the Advisor. In this regard, the Independent Directors as a group, in addition to all Directors as a group, will monitor the Advisor's performance of its duties pursuant to the Advisory Agreement, will approve any changes to the Advisory Agreement and will determine at least annually that the Advisor's compensation is reasonable in relation to the nature and quality of services performed. This determination will be based on (i) the size of the advisory fee in relationship to the size, composition and profitability of the portfolio of the Company; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company while the Company has funds available for investments in Property and Loans; (iii) advisory fees paid to other advisors by other real estate investment trusts and to advisors performing similar services by investors other than real estate investment trusts; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; (vii) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account; and (viii) all other factors the Independent Directors may deem relevant. The Independent Directors will also determine that the Advisor's compensation is within the limits prescribed by Sections 7.4, 7.5, 7.6 and
      7.7 hereof and Section 9 of the Advisory Agreement. The findings of the Independent Directors shall be set forth in the minutes of the meetings of the Directors.

            (b) Approve all transactions between the Company and the Advisor or any Affiliates of the Company or the Advisor. The material terms and circumstance of all such approved transactions shall be fully disclosed in the Annual Report of the Company as required by Section 11.9 hereof, and the Independent Directors shall examine and comment in the Annual Report of the Company on the fairness of such transactions.

            (c) Review at least annually the Company's investment policies to determine that the policies then being followed by the Company remain in the best interests of the Shareholders. Each such determination of the Independent Directors and the basis therefor shall be set forth in the minutes of meetings of the Directors.

            (d) Determine, from time to time but at least annually, that the total fees and expenses of the Company are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income, and the fees and expenses of other comparable unaffiliated Companies. Each such determination shall be reflected in the minutes of the meeting of the Directors.

            (e) Take reasonable steps to ensure that the Annual Report of the Company is sent to Shareholders pursuant to Section 11.9 hereof, which shall include the report of the

      Independent Directors required by that Section, and that the Annual Meeting of the Shareholders is conducted pursuant to Article IV.

            (f) Approve Independent Appraisers for the following purposes: (i) to determine the fair market value of assets in all cases in which assets are acquired from the Sponsor, Advisor or any Affiliates, (ii) to determine the Appraised Value of Properties or interests in Properties to be purchased by the Company or its subsidiaries, and (iii) in all other cases so chosen by a majority of the Independent Directors. All appraisals obtained hereunder shall be maintained in the Company's records for at least five years and shall be available for inspection and duplication by any Shareholder.

            (g) Exercise the fiduciary responsibility of limiting Operating Expenses to amounts that do not exceed the limitations set forth in
      Section 7.5, unless the Independent Directors have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified. Any such findings and the reasons in support thereof shall be reflected in the minutes of the meeting of the Directors.

            (h) Shall review at least quarterly the aggregate borrowings, secured and unsecured, of the Company to determine that the borrowings of the Company in relation to Net Assets do not exceed the limitations set forth in Section 8.1(c).

            For all purposes, a transaction which is subject to approval by the Independent Directors shall be approved if the Independent Directors voting to approve the transactions in any vote of the Directors constitute a majority of all Independent Directors serving at such time.

      4.16 Additional Duties of the Directors. Notwithstanding any other provision of these Bylaws, the Directors, in addition to their other duties and to the extent that they may legally do so, shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor, including, but not limited to, with respect to the Company's Distribution Reinvestment Plan, to assure such policies are carried out.

      4.17 Removal of Director. A Director may be removed by the Shareholders only upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of removing the Director and the notice of that meeting must state that the purpose, or one of the purposes of the meeting, is the proposed removal of the Director. Any decrease in the number of Directors shall not cause the removal of any Director prior to the expiration of such Director's term of office. Any Director who fails to meet the qualification of a Director during his term shall be deemed to have resigned as a Director and as a result of such deemed resignation, a vacancy on the board shall have been created.

      4.18 Vacancies. Any vacancy that shall occur in the Board of Directors by reason of an increase in the authorized number of Directors or the death, resignation, removal, adjudicated incompetence or any other incapacity whatsoever of a Director shall be filled by a vote of a majority of the remaining Directors and (a) in the case of an Affiliated Director, by a vote of a majority of the remaining Affiliated Directors, or (b) in the case of an Independent Director, by a vote of a majority of the remaining Independent Directors (unless, in the case of clause
(a) or (b), there are no remaining Affiliated Directors or Independent Directors to so fill a vacancy, in which case a majority vote of the remaining Directors shall be sufficient). If at any time there shall be no Directors in office, successor Directors shall be elected by the Shareholders.

      4.19 Committees. The Directors may, by resolution adopted by a majority of the Directors, designate one or more committees, each consisting of two or more Directors. The Directors may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a Committee requires the vote of a majority of the Directors. Any such committee, to the extent provided in the resolution of the Directors, shall have all the authority of the Directors in the management of the business and affairs of the Company; provided, however, that no committee shall have authority to take any action with respect to (a) the approval of any action requiring Shareholders' approval,
(b) the filling of vacancies among the Directors or any committee, (c) the determination of compensation of Directors for serving as a Director or a member of any committee, (d) the adoption, amendment or repeal of Bylaws, (e) the amendment or repeal of any resolution of the Directors that by its express terms is not so amendable or repealable, (f) any distribution to the Shareholders and
(g) the establishment of other committees or the members thereof. A majority of the Directors on all committees must be Independent Directors and only Independent Directors may serve as alternate members for Independent Directors on committees.

      4.20 Fiduciary Relationship. The Directors and Advisor of the Company have a fiduciary relationship to the Company and the Shareholders as provided by applicable law of the State of Maryland, which includes a fiduciary duty to the Shareholders to supervise the relationship of the Company with the Advisor. A majority of the Independent Directors must approve matters to which Sections 3.2, 3.4, 3.8, 4.15, 4.21(d), 4.22, 6.1, 6.7, 6.8, 6.9, 7.1, 7.2, 7.4, 7.5, 7.6,
7.7, 8.1(i), 8.2, 8.4, 9.1, 11.1, 11.9, 11.10, 11.17 and 12.1 of these Bylaws apply.

      4.21 Delegation of Authority. (a) Subject to the responsibility of the Directors to supervise the management of the Company, the Directors may assign administrative power, and may delegate to the Advisor or its Affiliates certain responsibilities with respect to the making of investments in Property and Loans. Specifically, pursuant to such delegation as specifically set forth in the Advisory Agreement, the Directors have delegated to the Advisor or its Affiliates the authority to (1) locate and analyze opportunities for investments in Property and Loans; (2) structure the terms and conditions of transaction pursuant to which investments in Property and Loans will be made, acquired or purchased for the Company, (3) make investments in Property and Loans in compliance with the investment objectives and policies of the Company; (4) finance, refinance, make changes in the asset or capital structure of, and dispose of or otherwise deal with, the Company's investments in Property and Loans, (5) enter into leases and service contracts for investments in Property, and perform other property level operational functions, (6) oversee non-Affiliated property managers and other non-Affiliated third parties that perform services for the Company, and (7) undertake accounting and other record-keeping functions at the property level.

            (b) Notwithstanding the foregoing, the acquisition of Property by the Company (as well as any financing acquired by the Company in connection with such acquisition) will require the prior approval of the Directors unless the Advisor the two requirements set forth below in this Section 4.21. Prior to completion of any such transaction involving investments in Property, the Advisor must provide the Company with:

            (1) an appraisal for the Property indicating that the Total Property Cost of the Property does not exceed the Appraised Value of the Property; and

            (2) a representation from the Advisor that the Property, in conjunction with the Company's other investments and proposed investments, at the time the Company is committed to purchase the Property, is reasonably expected to fulfill the Company's investment objectives and policies as established by the Directors and then in effect.

            (c) If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents required by them to properly evaluate the proposed investment in such Property or such Loan.

            (d) Notwithstanding the foregoing, the prior approval of the Directors, including a majority of the Independent Directors, will be required for transactions involving (A) investments in Properties in respect of which all of the requirements specified in Section (b) above have not been satisfied, (B) investments in Properties made through joint venture arrangements with Affiliates of the Advisors, (C) investments in Properties which are not contemplated by the terms of the Prospectus, (D) transactions that present issues which involve conflicts of interest for the Advisor (other than conflicts involving the payment of fees or the reimbursement of expenses), (E) investments in equity securities, and (f) the lease of assets to the Sponsor, any Director or the Advisor.

            (e) The Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4.2 1. If and to the extent the Directors so modify or revoke the authority contained herein, the Advisor shall thereafter submit to the Directors for approval all such proposed investments as thereafter require prior approval, provided however, that such modification or revocation shall not be applicable to any investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

      4.22 Listing of Shares. The Company upon the vote of a majority of the Directors (including a majority of the Independent Directors) and without the approval of Shareholders may list the Company's Shares or Securities on a national securities exchange or include the Shares for quotation on NASDAQ.


      4.23 Abstention from Voting. Neither the Advisor, nor the Directors, nor their Affiliates will consent or vote any of the shares they now own or hereafter acquire on any matters submitted to the Shareholders regarding either
(i) the removal of the Advisor, Directors or any Affiliate; or, (ii) any transaction between the Company and the Advisor, Director or any

Affiliate. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Director and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

                                    ARTICLE V
                                    OFFICERS

      5.1 Officers. The officers of the Company shall be determined by the Directors and shall include a President, a Treasurer and a Secretary, and may include a Chairman and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 5.3. In the absence of any designation, the Chairman of the Board, if there be one, shall serve as chief executive officer and the President shall serve as chief operating officer. In the absence of the Chairman of the Board or if there be none, the President shall be the chief executive officer. The same person may hold both offices. Any number of offices may be held by the same Person provided that no person may serve concurrently as both president and vice president.

      5.2 Election. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5, shall be chosen annually by the Directors to serve at the request of the Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve or his successor shall be elected and qualified. All officers serve at the will of the Directors and nothing in these Bylaws shall give any officer any expectation or vesting of employment.

      5.3 Subordinate Officers. The Directors may appoint other officers as the business of the Company may require, each of whom shall hold office for the period, have the authority and perform the duties as are provided in the Bylaws or as the Directors may from time to time determine.


      5.4 Removal and Resignation. Any officer may be removed, either with or without cause, by a vote of a majority of the Directors, at any regular or special meeting of the Directors.


            Any officer may resign at any time by giving written notice to the Directors or to the Chairman, the President or to the Secretary of the Company. A resignation shall take effect at the date of the receipt of the notice or any later time specified in the notices; and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

      5.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner described in Section 5.3 for regular appointments to such office.


      5.6 Chairman of the Board. The Chairman of the Board, if elected, shall be the Chief Executive Officer of the Company, and, if present, preside at all meetings of the Directors and Shareholders and exercise and perform all other powers and duties as may from time to time be assigned to him by the Directors or prescribed by the Bylaws.

      5.7 President. The President of the Company shall, subject to the Directors and the supervisory powers of the Chairman of the Company, have general supervision and control of the business of the Company. He shall preside at meetings of the Shareholders or at meetings of the Directors if the Chairman of the Company is absent. He shall have general powers and duties of management, together with any other powers and duties as may be prescribed by the Directors or the Bylaws.

      5.8 Vice Presidents, Directors and Executive Directors. In the case of absence, disability or death of the President, the Vice Presidents, Directors and Executive Directors of the Company in order of their rank as fixed by the Directors, or, if not ranked, the Vice President, Director or Executive Director designated by the Directors, shall exercise all the powers and perform all the duties of the President. The Vice Presidents, Directors and Executive Directors shall have any other powers and shall perform other duties as from time to time may be prescribed for them respectively by the Directors or the Bylaws.

             5.9 Secretary. The Secretary of the Company shall keep, or cause to be kept, a book of minutes at the principal executive office of the Company, or any other place as the Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of Shares present or represented at Shareholders' meetings and the proceedings of meetings.

            The Secretary shall keep, or cause to be kept, at the principal office of the Company or at the office of the transfer agent of the Company, a Share register or duplicate Share register showing the names of the Shareholders and their addresses and telephone numbers, the number and classes of Shares held by each (whether in certificate or "uncertificated" form), the number and the date of certificates issued, if any, and the number and date of cancellation of every certificate surrendered for cancellation.

            The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and of the Directors required by the Bylaws or by law to be given, shall keep the seal of the Company in safe custody and shall have such other powers and shall perform such other duties as may be prescribed by the Directors or by the Bylaws.

      5.10 Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretaries of the Company, in order of their rank as fixed by the Directors or, if not ranked, the Assistant Secretary designated by the Directors, shall perform all the duties of the Secretary and, when so acting, shall have the powers of the Secretary. The Assistant Secretaries shall have any other powers and shall perform other duties as from time to time may be prescribed for them respectively by the Directors or the Bylaws.

      5.11 Treasurer. The Treasurer of the Company shall have custody of all moneys and securities of the Company and shall keep regular books of account. Such officer shall disburse the funds of the Company in payment of the just demands against the Company, or as may be ordered by the Directors, taking proper vouchers for such disbursements, and shall render to the Directors from time to time as may be required of such officer, an account of all transactions as

Treasurer and of the financial condition of the Company. Such officer shall perform all duties incident to such office or which are properly required by the President or by the Directors.

      5.12 Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers of the Company shall assist the Treasurer in the performance of his duties and, in the order of their seniority, shall, in the absence or disability of the Treasurer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Treasurer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Directors.

                                   ARTICLE VI

                                 SHARES OF STOCK

      6.1 Shareholder Suitability Standards. The Company has established suitability standards for initial Shareholders. These suitability standards require that a Shareholder have either: (i) a net worth of at least $150,000 (excluding the value of the Shareholder's home, furnishings and automobiles) or
(ii) a gross annual income of at least $45,000 and a net worth of at least $45,000 (excluding the value of the Shareholder's home, furnishings and automobiles). Iowa, Maine, Michigan, Missouri, New Hampshire, North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those we have established. Shares will be sold only to Shareholders in these states who meet the following suitability standards: North Carolina Shareholders must have either: (i) a minimum net worth of at least $225,000, or (ii) gross income of $60,000 and a net worth of at least $60,000; Iowa Shareholders must have either: (i) a net worth of at least $225,000, or
(ii) gross annual income of $60,000 and a net worth of at least $60,000; Tax exempt Iowa Shareholders must make a minimum investment of 250 Shares or $2,500; Maine Shareholders must have either: (i) a net worth of at least $200,000, or
(ii) gross annual income of $50,000 and a net worth of at least $75,000; Michigan, Pennsylvania and Ohio Shareholders, in addition to our suitability standards, must have a net worth of at least ten times their investment in the Company; (Pennsylvania Shareholders are cautioned, because the minimum closing amount is less than $33,333,333 (or 1/5th of the maximum offering amount of $500,000,000, to carefully evaluate the program's ability to fully accomplish stated objectives and to inquire as to the current dollar volume of the program subscriptions); Missouri Shareholders must have either: (i) a net worth of either $225,000, or (ii) gross annual income of $60,000 and a net worth of at least $60,000; New Hampshire Shareholders must have either: (i) a net worth of $250,000, or (ii) a net worth exclusive of home, home furnishings, and automobiles of $125,000, and taxable income of $50,000; Tennessee Shareholders must have either: (i) a minimum net worth of at least $500,000 (excluding the value of the Shareholders' home, home furnishings and automobile), or (ii) gross income of $65,000 and a net worth of $225,000 (excluding the value of the Shareholders' home, home furnishings and automobile).

            In the case of sales to fiduciary accounts, the foregoing standards must be met by the fiduciary account, by the Person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of the account. These suitability standards are intended to ensure that, given the long-term nature of an investment in the Company, the Company's investment objectives and the relative illiquidity of the Shares, a purchase of Shares is an appropriate investment for certain investors.

      The Sponsor shall set forth in the final Prospectus the investment objectives of the Company; a description of the type of person who might benefit from an investment in the Company; and the minimum standards imposed on each Shareholder of the Company. The Sponsor and each Selected Dealer selling Shares will make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Shareholder. In making this determination, the Sponsor and each Selected Dealer selling Shares must ascertain that the prospective Shareholder (a) meets the minimum income and net worth standards established by the Company; (b) can reasonably benefit from the Company based on the prospective Shareholder's overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Shareholder's overall financial situation; and (d) has apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that the Shareholder may lose the entire investment; (iii) the lack of liquidity of Company Shares; (iv) the restrictions on transferability of Company Shares; (v) the background and qualifications of the Sponsor or the Advisor; and
(vi) the tax consequences of the investment. The Sponsor and each Selected Dealer selling Shares on behalf of the Sponsor or the Company will make this determination on the basis of information it has obtained from a prospective Shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective Shareholder, as well as any other pertinent factors. The Sponsor or each Selected Dealer selling Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Shareholder. The Sponsor or each Selected Dealer selling Shares on behalf of the Sponsor or the Company shall maintain these records for at least six years. The Sponsor shall disclose in the final Prospectus the responsibility of the Sponsor and each Selected Dealer selling Shares on behalf of the Sponsor or the Company to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Shareholder, based on information provided by the Shareholder regarding the Shareholder's financial situation and investment objectives.

      The Administrator of any state may require minimum initial and subsequent cash investment amounts.

      6.2 Registration of Ownership of Shares. The Company shall not issue certificates for its Shares, but if the Directors subsequently determine that the Shares are to be traded on a national securities market, such as the New York Stock Exchange, American Stock Exchange, or listed for quotation on NASDAQ, or if the Directors determine that it is otherwise necessary to issue certificates, certificates shall be issued and transferred in accordance with these Bylaws, but need not be issued if the Shareholder elects to have his Shares maintained in "uncertificated" form. The Persons in whose names certificates of Shares in "uncertificated" form are registered on the books and records of the Company shall be deemed the absolute owners of the Shares represented thereby for all purposes; but nothing in these Bylaws shall be deemed to preclude the Directors or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. The issued Shares shall be non-assessable. Until a transfer is duly effected on the books and records of the Company, the Directors shall not be affected by any notice of transfer, either actual or constructive. The receipt by the Person in whose name any Shares are registered on the records of the Company of the duly authorized agent of that Person, or if the Shares are so registered in the names of more than one Person, the receipt of any one of those Persons, or of the duly authorized agent of that Person, shall be a sufficient discharge for all Distributions payable or deliverable in respect of the Shares and from all liability to see the application of those funds. The certificates of Shares, if any, shall be in a form consistent with the Articles of Incorporation and the laws of the State of Maryland and shall be approved by the Directors. All certificates shall be signed by the Chairman of the Company or the President or a Vice President and by the Treasurer or the Secretary or any Assistant Secretary, certifying the number of Shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile if the certificate is countersigned by a Transfer Agent, or registered by a registrar, other than the Company or an employee of the Company.

      6.3 Transfer of Shares. Subject to the provisions of law and of Sections 6.4, 6.5 and 6.6, Shares shall be transferable on the records of the Company only by the record holder or by his duly authorized agent in writing upon delivery to the directors or a transfer agent of the certificate or certificates (unless held in "uncertificated" form, in which case an executed stock power duly guaranteed must be delivered), properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with evidence of the genuineness of each endorsement, execution or authorization and of other matters as may reasonably be required by the Directors or a transfer agent. Upon delivery, the transfer shall be recorded in the records of the Company and a new certificate, if requested, for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate or account, a new certificate or statement of account for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares as a consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate, if requested, but only upon delivery to the Directors or a transfer agent of instruments and other evidence required by the Directors or a transfer agent to demonstrate that entitlement, the existing certificate (or appropriate instrument of transfer if held in "uncertificated" form) for the Shares and any necessary releases from applicable governmental authorities. Nothing in these Bylaws shall impose upon the Directors or a transfer agent any duty or limit to their rights to inquire into adverse claims. Notwithstanding anything herein to the contrary, unless the Shares are included for quotation on NASDAQ or are traded on a national securities exchange, certificates evidencing the Shares will not represent negotiable stock certificates. As prescribed by Section 4.22, the Directors shall retain the authority to list the Shares for quotation on NASDAQ or on a national or regional stock exchange, if the Directors (including a majority of the Independent Directors) so choose and if the Shares are so listed, the Shareholders shall receive the appropriate certificates.

      6.4 Disclosures by Shareholders, Redemption of Shares. The Shareholders shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of their Shares as the Directors deem necessary to comply with the provisions of the Code and applicable regulations or to comply with the requirements of any other taxing authority. If the Directors shall at any time and in good faith be of the opinion that direct or indirect ownership of the Shares has or may become concentrated to an extent which would prevent the Company from qualifying as a REIT under the REIT Provisions, the Directors shall have the power by lot or other means deemed equitable by them to prevent the transfer of and/or call for redemption of the number of Shares sufficient in the opinion of the Directors to maintain or bring the direct or indirect ownership of the Shares into conformity with the requirements for a REIT. The redemption price shall be the lesser of the price paid for such Excess Shares by the Shareholder in whose possession the redeemed Shares were formerly Excess Shares or the fair market value of such Excess Shares. The Shareholders of any Shares so called for redemption shall be entitled to payment of such redemption price within 21 days of the redemption date. Shareholders owning Excess Shares are not entitled to Distributions, voting rights or other benefits with respect to their Excess Shares, excepting only to the right to payment of the redemption price fixed as described in this Section 6.4. The redemption date, with respect to any Shareholder, shall be the date which is 30 days after the date postmarked on the disclosure demand made by the Directors under this Section 6.4, or, if such date is not a business day, on the next business day thereafter. For the purpose of this Section 6.4, the term "individual" shall be construed as provided in
Section 542(a)(2) of the Code, or any successor provisions and "ownership" of Shares shall be determined a provided in Section 544 of the Code, or any successor provision.

      6.5 Right to Refuse to Transfer the Shares. Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Company, the Directors may require statements or affidavits from any Shareholders or proposed transferees of the Shares or warrants to purchase such Shares, setting forth the number of Shares (and warrants to purchase such shares) already owned by the Person and any related Person specified in the form prescribed by the Directors for that purpose. If, in the opinion of the Directors, which shall be conclusive upon any proposed transferor or proposed transferee of Shares, or warrants to purchase such shares, any proposed transfer or exercise would jeopardize the status of the Company as a REIT under the Code, the Directors may refuse to permit the transfer of Shares or exercise of warrants. Pursuant to Article VII of the Articles of Incorporation, no Person (as that term is defined in Article VII(c)(iii) of the Articles of Incorporation) may own more than 9.8 percent of the outstanding Shares ("Ownership Limit"), and no Shares or other subsequently issued Securities (as that term is defined by Article VII(c)(iv) of the Articles of Incorporation) shall be accepted, purchased or in any manner acquired by any Person if such issuance or transfer acquired by any Person if such issuance or transfer would result in that Person's ownership of Shares and/or Securities, together, exceeding the Ownership Limit. The Directors shall have the authority to lower the Ownership Limit in order to preserve the Company's status as a REIT under the Code. All contracts for the sale or other transfer or exercise of the Shares or warrant to purchase such Shares shall be subject to this provision.

      6.6 Lost or Destroyed Certificate. The holder of any certificate for Shares shall immediately notify the Company of any loss or destruction of the certificates for Shares, and the Company may issue a new certificate in the place of any certificate alleged to have been lost or destroyed upon approval of the Directors. The Directors may, in their discretion, as a condition to authorizing the issue of such new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to make proof satisfactory to the Directors of the loss or destruction and to give the Company a bond or other security, in such amount and with such surety or sureties, as the Directors may determine as indemnity against any claim that may be made against the Company on account of the certificate alleged to have been lost or destroyed.

      6.7 Distributions to Shareholders. (a) Subject to the conditions set forth in this Article VI, the Directors shall declare Distributions from time to time to Shareholders of record on the record dates, as determined by the Directors regardless of whether such Shareholder was a Shareholder for all or only a portion of the period covered by such record dates. Distributions declared for Shareholders of record on one or more such record dates within a calendar quarter shall be paid within a reasonable time after the end of such calendar quarter. Distributions will be apportioned among Shareholders pro rata based upon the number of outstanding Shares held by them on the record date(s). In the event that the aggregate Distribution payable to any Shareholder on account of the total number of Shares owned on any record date is an amount which includes a fraction of a cent, the aggregate Distribution payable to the Shareholder shall be increased to the next highest whole cent. The Directors may fix a date in the future as a record date for the determination of the Shareholders entitled to receive any Distribution, and such record date shall not be more than 60 nor fewer than 10 days prior to the date of the event for the purposes of which it is fixed. Such Distributions, if any, shall be in cash or readily marketable securities and may be made from any source, provided that such Distributions comply with the Code and the General Corporation Law of Maryland; provided however, that if such Distributions are made from borrowed funds, declaration thereof shall require approval by a majority of the Independent Directors. In any event, the Directors shall, from time to time, declare and pay to the Shareholders such Distributions as may be necessary to continue to qualify the Company as a REIT, so long as such qualification, in the opinion of the Directors, is in the best interest of the Shareholders.

            (b) All Distribution Reinvestment Plans shall provide all material information regarding the distribution to the Shareholder and the effect of reinvesting such distribution, including the tax consequences thereof, at least on an annual basis. Each Shareholder participating in the plan shall have a reasonable opportunity to withdraw from the plan at least annually after receipt of the information required in this subparagraph (b).

            (c) Distributions in kind shall not be permitted, except for (i) distribution of readily marketable securities; (ii) distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Bylaws; or
(iii) distributions of in-kind property for which the Directors advise each Shareholder of the risks associated with direct ownership of property, the Directors offer each Shareholder the election of receiving in-kind property distributions and the Directors distribute in-kind property only to those Shareholders who accept the Directors offer.

      6.8 ERISA Limitations. In the event that either (i) the assets of the Company would constitute plan assets for purposes of ERISA or (ii) the transactions contemplated hereunder would constitute prohibited transactions under ERISA or the Code and an exemption for such transactions could not be obtained from the Department of Labor, the Directors shall have the right (upon notice to all Shareholders but without the need to obtain the consent of any Shareholder) (a) to restructure the Company's activities to the extent necessary to obtain a prohibited transaction exemption from the Department of Labor or to comply with any exemption in legislature or the applicable Department of Labor Regulations, as may be amended from time to time, including by establishing a fixed percentage of Shares permitted to be held by employee benefit plans or other tax-exempt entities or by discontinuing sales to such plans or entities as necessary or (b) to terminate the Offering or compel a dissolution and termination of the Company.

      6.9 Repurchase of Shares on Open Market. The Company may purchase its Shares on the open market out of funds legally available therefor, provided that, such repurchase does not impair the capital or operations of the Company and the consent of the Directors including a majority of the Independent Directors, shall have been obtained. The Sponsor, Advisor, Directors or Affiliates are prohibited from receiving a fee on such repurchase of the Shares by the Company.

                                   ARTICLE VII
                        EMPLOYMENT OF ADVISOR, LIMITATION
                            ON EXPENSES AND LEVERAGE

      7.1 Employment of Advisor. The Directors have absolute and exclusive control of the management of the Company, its assets and the disposition thereof. The Directors are responsible for the general policies of the Company and for general supervision of the business of the Company conducted by all officers, agents, employees, advisors, managers or independent contractors of the Company as may be necessary to insure that the business conforms to the provisions of these Bylaws. However, the Directors shall not be required personally to conduct all the business of the Company, and shall have the power to appoint, employ or contract with any Person (including one or more of themselves or any corporation, partnership, or company in which one or more of them may be directors, officers, stockholders, partners or directors) as the Directors may deem necessary or proper in their sole discretion for the transaction of the business of the Company. The Directors may employ or contract the Advisor and subject to Section 4.21 the Directors may grant or delegate authority to the Advisor or its Affiliates as the Directors may in their sole discretion deem necessary or desirable without regard to whether that authority is normally granted or delegated by Directors. The contract with the Advisor must be approved by a majority of the Independent Directors.

      The Directors, subject to the approval of a majority of the Independent Directors and the provisions of this Article VII, shall have the power to determine the terms and compensation of the Advisor or any Person whom they may employ or with whom they may contract; provided, however, that any determination to employ or contract with any Person shall be valid only if made, approved or ratified by a majority of the Independent Directors. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company and any wholly-owned subsidiary corporations, to act as agent for the Company and any wholly-owned subsidiary corporations, to execute documents on behalf of the Company and any wholly-owned subsidiary corporations, and to make executive decisions which conform to general policies and general principles previously established by the Directors. The Directors must evaluate the performance of the Advisor before entering into or renewing an advisory contract and the criteria used in such evaluation shall be reflected in the minutes of the meeting at which such evaluation was conducted.

            Any commission or other remuneration received by an Affiliate, or an Affiliate of an Affiliate, of the Company in connection with the acquisition or disposal of Company assets shall be included in the total of the fees paid to the Advisor and be subject to the limitations set forth in this Article VII.

      7.2 Term. The Directors shall not enter into any Advisory Agreement with the Advisor unless the agreement has a term of no more than one year (except for the initial term of such agreement) and provides for annual renewal or extension thereafter. The Advisory Agreement may be terminated without penalty by the Advisor for Good Reason upon 60 days' written notice or by the Company without cause or penalty by action of a majority of the Independent Directors or Shareholders upon 60 days written notice, in a manner to be set forth in the Advisory Agreement. The Advisory Agreement shall so require the Advisor to cooperate with the Company to provide an orderly management transition after any termination. The Directors shall determine that any successor Advisor is qualified to (i) perform advisory functions for the Company and (ii) justify the compensation provided for in the Advisory Agreement.

      7.3 Other Activities of Advisor. The Advisor shall not be restricted to administering the investment activities of the Company as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Company, including the performance of services and advice to other Persons (including other REITs) and the management of other investments (including investments of the Advisor and its Affiliates). The Directors may request the Advisor to engage in other activities which complement the Company's investments, and the Advisor may receive compensation or commissions for those activities from the Company or other Persons. Nothing herein shall limit or restrict the right of any director, officer, employee or shareholder of the Advisor, whether or not also a Director, officer or employee of the Company, to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor with or without remuneration may render advice and service to Persons involved with investments in Property and Loans.

            The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company.

            In the event that the Advisor or its Affiliates is presented with a potential investment which might be made by the Company or any wholly-owned subsidiary corporation and by another investment entity which the Advisor or its Affiliates advises or manages, the Advisor shall consider the investment portfolio of each entity, cash flow of each entity, the effect of the acquisition on the diversification of each entity's portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment, the amount of equity required to make the investment and the length of time such funds have been available for investment. To the extent that a Property might be suitable for the Company or any wholly-owned subsidiary corporation and for another investment entity which is advised or managed by the Advisor, the Advisor shall give priority to the investment entity, including the Company or any wholly-owned subsidiary corporation, which has uninvested funds for the longest period of time. The Advisor may consider the Property for private placement only if such Property is deemed inappropriate for any investment entity, including the Company. It shall be the responsibility of the Directors (including the Independent Directors) to insure that the method used to allocate transactions is applied fairly to the Company.

      7.3A Abstention from Voting. The Advisor will abstain from voting any Shares it now owns or hereafter acquires in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.


      7.4 Limitation on Organization, Offering and Acquisition Fees and Expenses. The Organization and Offering Expenses shall be reasonable. To the extent that all Organizational and Offering Expenses (excluding selling commissions, certain monitoring fees paid to the Sales Agent with respect to Shares sold to clients of the Sales Agent or Selected Dealers, and fees paid and expenses reimbursed to Selected Dealers) exceed four percent of the Gross Offering Proceeds, the excess will be paid by the Advisor. To the extent that all Organizational and Offering Expenses (including such commissions, aggregate monitoring fees and such fees and expense reimbursements) exceed 10.5% of the Gross Offering Proceeds, the excess also will be paid by the Advisor. The total of all Acquisition Fees (including Subordinated Acquisition Fees and any interest thereon) and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to six percent of the aggregate Contract Purchase Price of all Properties purchased by the Company, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in any transaction approves fees in excess of this limit as being commercially competitive, fair and reasonable to the Company. In the event that the Sponsor holds property on an interim basis on behalf of the Company, all profits and losses generated from that Property during the interim period will be paid to the Company.

      7.5 Limitation on Operating Expenses. The total Operating Expenses of the Company, calculated quarterly, shall not exceed the 2%/25% Guidelines and the Advisor shall reimburse the Company at least annually for the amount by which Operating Expenses exceed such limitation. In the event the Operating Expenses payable or reimbursable by the Company exceed such limitation and the Independent Directors determine that such excess expenses were justified based on such unusual and non-recurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of such excess expenses, or any portion thereof, but only to the extent such reimbursement would not cause the Company's Operating Expenses to exceed the 2%/25% Guidelines in any such year. Within 60 days after the end of any fiscal quarter of the Company for which Operating Expenses (for the 12 months then ended) do exceed the 2%/25% Guidelines and the Independent Directors determine that such excess Operating Expenses are justified, there shall be sent to the Shareholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in ascertaining that such excess Operating Expenses were justified. Additionally, such information shall be reflected in the minutes of the meeting of the Board. In no event shall the Operating Expenses paid by the Company in any 12-month period ending at the end of a fiscal quarter exceed the 2%/25% Guidelines. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied in a consistent basis. If the Advisor receives an incentive fee for the sale of Property, Net Income, for purposes of calculating the Operating Expenses, shall exclude the gain from the sale of such Property.

      7.6 Limitations on Real Estate Brokerage Commissions on Resale of Property. If the Advisor, any Director, Sponsor or any Affiliate thereof provides a substantial amount of the services (as determined by a majority of the Independent Directors) in the effort to sell a Property, then such Person may receive a fee in the amount equal to the lesser of (i) 50% of the Competitive Real Estate Commission and (ii) three percent of the Contract Sales Price for such Property. Total real estate or brokerage commissions payable to all Persons shall not exceed the lesser of (a) the Competitive Real Estate Commission or (b) an amount equal to six percent of the Contract Sales Price.

      7.7 Limitation on Incentive Fee. In the event of liquidation, the Advisor will receive a 15% interest in the gain from the sale of the Company's assets after the Shareholders have received a return of 100% of their invested capital through liquidity or distribution plus a six percent cumulative annual return. Once Shareholders have been provided with liquidity and the subordination provisions have been satisfied, the Advisor will be paid any Subordinated Fee and any Subordinated Deposition Fee it has earned and does earn. In the case of multiple Advisors, Advisors and any Affiliate shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to Company assets by each respective Advisor or any Affiliate. For these purposes, Shareholders will be deemed to have been provided with liquidity if the Shares are listed on a national security exchange, included for quotation on Nasdaq, if Shares can be redeemed through the Company's redemption plan on a quarterly basis without delay or some other liquidity device has been provided which enables Shareholders to receive cash or marketable securities for their Shares no less frequently than quarterly. The return requirement will be deemed satisfied if the total distributions paid by the Company equals or exceeds 100% of the capital raised by the Company (less any amounts distributed from the sale or refinancing of any property). The market value will be calculated on the basis of the average market value of the Shares over the 30 trading days beginning 180 days after the Shares are first listed on a stock exchange or listed or included for quotation.

                                  ARTICLE VIII
                   RESTRICTIONS ON INVESTMENTS AND ACTIVITIES

      8.1 Restrictions. Notwithstanding any other provisions of these Bylaws, the Company shall not:


            (a) invest in commodities or commodity future contracts, such limitation not being applicable to future contracts when used solely for hedging purposes in connection with the Company's ordinary business of investing in real estate assets and mortgages;

            (b) Invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of the Independent

      Directors so determine, and in all cases in which the transaction is with the Advisor, Directors, Sponsor or Affiliates thereof, such an appraisal must be obtained from an Independent Appraiser concerning the underlying property. This appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any Shareholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Further, in connection with investing in or making mortgage loans, the Advisor and Directors may not:

               (i) invest in contracts for the sale of Property unless such contract is in recordable form and is appropriately recorded in the chain of title;

               (ii) invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company," shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceed 5% per annum of the principal balance of the loan.

            (c) engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this subsection, means the ratio which the value of the total assets of the Company, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of the Company. Any excess in borrowing over such level shall be approved by a majority of the Independent Directors and disclosed to Shareholders in the next quarterly report of the Company, along with justification for such excess.

            (d) make investments in Unimproved Real Property or indebtedness secured by a deed of trust or mortgage loans on Unimproved Real Property in excess of 10% of the total assets of the Company;

            (e) issue equity securities on a deferred payment basis or other similar arrangement;

            (f) issue debt securities in the absence of adequate cash flow to cover debt service;

            (g) issue equity securities which are non-voting or assessable;

            (h) make or invest in mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, Directors, Sponsor or Affiliates of the Company;

            (i) make Loans where the amount advanced by the Company plus the amount of any existing Loans that are equal or senior to the Company's Loan exceeds 100% of the Appraised Value of the Property. In making Loans that exceed 85% of the Appraised Value of any Property, the Advisor will consider such additional underwriting criteria as the net worth of the borrower, the borrower's credit rating, if any, the anticipated cash flow of the borrower, any additional collateral provided by the borrower and other factors the Advisor deems appropriate;

            (j) issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

            (k) grant warrants and/or options to purchase shares to W. P. Carey & Co., the Directors, Advisor, Sponsors or any affiliate thereof except on the same terms as the options or warrants are sold to the general public. The Company may issue options or warrants to persons not so connected with the Company but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Directors, has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Advisor, Directors, Sponsors or any Affiliate thereof may not exceed an amount equal to 10% of the outstanding Shares on the date of grant of the warrants and options;

            (l) engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issue by other persons;

            (m) invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause the Company to fail to qualify as a REIT;

            (n) invest in securities representing more than 10% of the outstanding voting securities or value of any one issuer if the investment would cause us to fail to qualify as a REIT;

            (o) acquire securities in any company holding investments or engaging in activities prohibited in the foregoing clauses;

      8.2 Appraisal of Real Property. The consideration paid for real property acquired by the Company shall ordinarily be based on the fair market value of the property as determined by a majority of the Directors or the Investment Committee. In cases in which assets are acquired from the Advisors, Directors, Sponsors or Affiliates thereof, such fair market value shall be as determined by an Independent Appraiser selected by the Independent Directors.

      8.3 Roll-Up Transaction. In connection with a Roll-Up Transaction, an appraisal of all Properties shall be obtained from a competent Independent Appraiser. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Company and the Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to Shareholders who vote "no" on the proposal the choice of:

            (a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

            (b) one of the following:

                  (i) remaining as Shareholders of the Company and preserving their interests on the same terms and conditions as existed previously, or

                  (ii) receiving cash in an amount equal to the Shareholders pro rata share of the appraised value of the net assets of the Company.

            The Company will not participate in any proposed Roll-Up
      Transaction:

            (a) which would result in the Shareholders having democracy rights in a Roll-Up Entity that are less than those provided in these Bylaws;

            (b) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

            (c) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Section 11.4 of these Bylaws.

            (d) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Shareholders.


                                   ARTICLE IX
             TRANSACTIONS WITH AFFILIATES; REQUIREMENTS OF SPONSOR,
                  CERTAIN DUTIES AND LIABILITIES OF DIRECTORS,
                      SHAREHOLDERS, ADVISORS AND AFFILIATES

      9.1 Transactions with Affiliates. Subject to the limitations set forth herein and in the Articles of Incorporation:


            (a) The Company shall not engage in transactions with the Sponsor, the Advisor, or any Director, officer or Affiliated Person of the Sponsor, the Advisor, or

      Director or officer, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by a majority of the Independent Directors and a majority of the Directors who are not interested in the transaction after a determination by them that:

                  (1) the transaction is in all respects on such terms as at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Shareholders; and

                  (2) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm's-length basis.

            (b) Payments to the Advisor or an Affiliate, or to any Director or officer for services rendered in a capacity other than that as Advisor, Director, or officer, may only be made upon the approval of a majority of the Independent Directors and a majority of the Directors who are not interested in the transaction after a determination by them that:

                  (1) the compensation is not in excess of the compensation paid for any comparable services; and

                  (2) the compensation is not greater than the charges for
            comparable services available from other Persons who are competent and not affiliated with any of the parties involved.

            (c) The Company shall not purchase an investment in Property or a loan from the Sponsor, the Advisor, the Directors or their Affiliates, unless a majority of the Independent Directors and a majority of the Directors who are not interested in the transaction approve such transaction as being fair and reasonable to the Company and (i) at a price to the Company no greater than the cost of the asset to the Affiliate, or
      (ii) if the price to the Company is in excess of such costs, that a substantial justification for such excess exists and the Total Property Cost for the Property or the Loan exceed the Appraised Value of such Property or Loan. In no event will the price of the asset to be transferred from the Affiliate to the Company exceed its current Appraised Value.

            (d)The Company shall not borrow funds from the Sponsor, Advisor, the Directors or their Affiliates unless the transaction is approved by a majority of the Independent Directors and a majority of the Directors who are not interested in the transaction as being fair, competitive and commercially reasonable and the interest and other financing charges or fees received by the Sponsor or its Affiliates do not exceed the amount which would be charged by non-affiliated lending institutions, and the terms are not less favorable than those prevailing for, comparable arm's-length loans for the same purpose. The Company will not make loans to the Sponsor or its Affiliates and will not borrow on a long-term basis from the Sponsor, the Advisor or their Affiliates, unless it is to provide the debt portion of a particular investment if the Company is unable to obtain a permanent loan at that time or in the judgement of the Board, it is not in the Company's best interest to obtain a permanent loan at the interest rates then prevailing and the Board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by the Sponsor or its Affiliates.

            (e) The Company may enter into joint investments with Affiliates of the Advisor if a majority of the Independent Directors and a majority of the Directors not otherwise interested in the transaction approve the joint investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers. In connection with such a joint investment, both the Company and the Affiliate would be required to approve any material decisions concerning the investment, including refinancing and capital improvements.

            (f) The Company shall not (i) make, dispose of, renegotiate, or participate in any other subsequent transactions involving investments in Property and Loans with, or to, (ii) purchase Property and Loans from, or
      (iii) issue a commitment to fund Loans, issue a guaranty or provide other forms of credit enhancements on behalf of or in connection with real estate activities of, the Sponsor, the Advisor, Directors or an Affiliate unless such transaction is approved by a majority of the Independent Directors and by a majority of the Directors not otherwise interested in such transactions thereby indicating that such transaction is fair and at least as favorable to the Company as a transaction with a non-Affiliated Person in similar circumstances.

            (g) The Company (i) shall not invest in other REITs advised or managed, directly or through Affiliates, by the Sponsor or its subsidiaries unless such investment does not require or permit the payment of duplicate fees in which event such investment shall be permitted under this Section 9.1(g) provided it is not otherwise prohibited by Section 9.1(a) through (i) and (ii) shall not sell Properties to the Sponsor, the Advisor, a Director or any Affiliate of any of the foregoing, except pursuant to the exercise of a right of first refusal by an affiliated joint venture partner.

            (h) The Company shall refuse to record the transfer and the Sponsor or any Affiliate may not sell its initial investment while the Sponsor remains a sponsor of the REIT except if such a transfer is to other Affiliates.

            (i) All other transactions between the Company and the Sponsor, Advisor, Director or any Affiliate thereof, shall require approval by a majority of the Directors, including a majority of Independent Directors, not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

      9.2 Restriction of Duties and Liabilities. Subject to and except as otherwise provided in Section 4.20 and in Article X of these Bylaws, the duties and liabilities of Shareholders, Directors and officers shall in no event be greater than that of the duties and liabilities of shareholders, directors and officer of a Maryland corporation. The Shareholders, Directors and officers shall in no event have any greater duties or liabilities than those imposed by applicable law as shall be in effect from time to time.

      9.3 Persons Dealing with Directors or Officers. Any act of the Directors or officers purporting to be done in their capacity as such shall, as to any Persons dealing in good faith with the Directors or officers, shall be conclusively deemed to be within the purposes of this Company and within the powers of the Directors and officers.


            The Directors may authorize any officer or officers or agent or agents to enter any contract or execute any instrument in the name and on behalf of the Company and/or Directors.

            No Person dealing in good faith with the Directors or with authorized officers, employees, agents, or representatives of the Company, shall be bound to see to the application of any funds or Property passing into their hands or control. The receipt by the Directors or any authorized officer, employee, agent, or representative of the Company for moneys or other consideration, shall be binding upon the Company. In no event will this Section
9.3 be construed to limit the liability of any Director or officer to the Company.

      9.4 Reliance. Subject to and except as otherwise provided in Section 4.20 and in Article X of these Bylaws, the Directors and officers may consult with counsel and the advice or opinion of that counsel shall be full and complete personal protection to all of the Directors and officers in respect of any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion. In discharging their duties, Directors and officers, when acting in good faith, may rely upon financial statements of the Company represented to them to be correct by any officer of the Company having charge of its books of account, or stated in a written report by a non-Affiliated certified public accountant which fairly presents the financial position of the Company. The Directors may rely, and shall be personally protected in acting upon, any instrument or other document believed by them to be genuine.

      9.5 Income Tax Status. Without limiting any rights of indemnification or nonliability of the Directors, the Directors by these Bylaws make no commitment or representation that the Company will qualify for the dividends paid deduction permitted by the Code and the rules and regulations pertaining to real estate investment trusts under the Code, and such failure to qualify shall not render the Directors liable to the Shareholders or to any other Person or in any manner operate to annul the Company.

                                    ARTICLE X
                                 INDEMNIFICATION

      10.1 Restrictions on Indemnification. Notwithstanding any other provision of these Bylaws or of the Articles, the Directors, their Affiliates who are performing services on behalf of the Company, and the Advisor may be exculpated from liability to the Company and may be indemnified by the Company for losses arising from the operation of the Company only if all of the following conditions are met: (a) the Director, their Affiliates who are performing services on behalf of the Company, or the Advisor have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (b) the Director, their Affiliates who are performing services on behalf of the Company, or the Advisor were acting on behalf of or performing services for the Company; (c) such liability or loss was not the result of negligence or misconduct by the Director, excluding the Independent Directors, their Affiliates who are performing services on behalf of the Company, or the Advisor as described in the General Corporation law of Maryland; or gross negligence or willful misconduct by the Independent Directors; and (d) such indemnification or agreement to exculpate is recoverable only out of the net assets of the Company and not from the Shareholders.

      10.2 Effect of Securities Law on Indemnification. Notwithstanding anything to the contrary in Section 10.1 of these Bylaws, indemnification of the Directors, their Affiliates who are performing service on behalf of the Company, broker dealers, or Advisor will not be allowed for liability imposed by judgment and any costs, including attorney's fees, arising out of or from a violation of state or federal securities laws, unless at least one of the following conditions is met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Furthermore, the Company may make advances to a Director, their Affiliates who are performing service on behalf of the Company, or the Advisor for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (A) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (B) the legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (C) the Director, their Affiliates and the Advisor undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Director, their Affiliates or the Advisor is found not to be entitled to indemnification pursuant to Section 10.1 herein.

      10.3 Insurance. The Company shall not pay for any insurance covering liability of the Directors and their Affiliates for actions or omissions for which indemnification is not permitted by this Article X; provided however, that nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Directors and their Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Company. Nothing contained herein shall constitute a waiver by any Shareholder of any right which he may have against any party under federal or state securities laws.

                                   ARTICLE XI
                                  MISCELLANEOUS

      11.1 Competing Program. Except for the terms and the provisions stated in
Section 7.3 of these Bylaws and as otherwise provided in Section 4.20 and in
Article X of these Bylaws,

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nothing in these Bylaws shall be deemed to prohibit any Affiliate of the Company from dealing with, or otherwise engaging in business with, Persons transacting business with the Company or from providing services relating to the purchase, sale, management, development or operation of Property and receiving compensation therefor, not involving any rebate, reciprocal arrangement or other transaction which would have the effect of circumventing any restrictions set forth herein relating to the dealings between the Company and its Affiliates.
The Company shall not have any right, by virtue of these Bylaws, in or to such other ventures or activities or to the income or proceeds derived therefrom and the pursuit of such ventures, even if competitive with the business of the Company. No Affiliate of the Company shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character which, if presented to the Company, could be taken by the Company; provided, however, that until substantially all the net proceeds of the Offering of the Shares have been invested or committed to investment, the Sponsor shall be obligated to present to the Company any investment opportunity which is of an amount in character which, if presented to the Company, would be a suitable investment for the Company. If the Sponsor believes that a potential investment may be available to one or more entities which its Affiliates manage or advise, including the Company, then the Sponsor and its Affiliates will determine the suitability of the investment for a specific entity by reviewing the investment portfolios of the respective entities and considering policies and funds available for investment in light of the geographic location, cash flow, operating budget and debt service of the investment. If a specific investment would be appropriate for more than one entity, priority will be given to the entity which has had uninvested funds for the greater period of time. It shall be the duty of the Directors (including the Independent Directors) to insure that the allocation method described above is applied fairly to the Company. It will be within the discretion of the Sponsor to allocate the investment opportunities as they deem most advisable. The Sponsor shall resolve any conflicts of interest between the Company and other Persons by exercising the good faith required of fiduciaries.

      11.2 Corporate Seal. The Company shall have a corporate seal in the form of a circle containing the name of the corporation and such other details as may be required by the Directors.

      11.3 Inspection of Bylaws. The Company shall keep at its principal executive office a list of the names and addresses of the Shareholders and the original or a copy of these Bylaws, as amended, certified by the Secretary, which shall be open to inspection by Shareholders at any reasonable time during office hours. The Company shall also keep at its initial principal office a copy of these Bylaws.

      11.4 Inspection of Corporate Records. Shareholders shall have the right to inspect the accounting books and records (including Shareholder records) of the Company, and the minutes of the proceedings of the Shareholders and the Directors and committees of the Directors at all reasonable times, and may inspect and copy any of them.


      An alphabetical list of the names, addresses, and telephone numbers of the Shareholders along with the shares held by each of them will be available to the Shareholders upon request only if the Shareholder represents to the Company that the list will not be used to pursue commercial interests of the Shareholder unrelated to the shareholder's interest in the Company.

If the representation is not included with the request, the Company will mail a copy of the representation within five days. The Company will mail a list of the names and addresses of all Shareholders within 10 days (or five days if the Shareholder first requests a copy of the representation and returns it within 30 days) of the receipt of the request and the payment for cost of postage and duplication. The list will be in alphabetical order, on white paper and in easily readable type size. It will be updated at least quarterly to reflect the changes therein. The purposes for which a Shareholder may request a copy of the Shareholder List include, without limitation, matters relating to Shareholders' voting rights under the any voting agreement, and the exercise of Shareholders' rights under federal proxy laws.

      If the Advisor or Directors of the Company neglects or refuses to exhibit, produce, or mail a copy of the Shareholder List as requested, the Advisor, and the Directors shall be liable to any Shareholder requesting the list for the costs, including attorneys' fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Company. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition to, and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

      11.5 Voting Rights of Shareholders. The voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of the publicly held shares of the Company as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held share. A majority of the then outstanding Shares may, without the necessity for concurrence by the Directors, vote to: (a) amend the Bylaws; (b) terminate the Company; (c) remove the Directors.

      11.6 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Company, shall be signed or endorsed by the Person or Persons and in the manner as from time to time shall be determined by resolution of the Directors.


      11.7 Contracts, Etc., How Executed. The Directors, except as provided elsewhere in the Bylaws, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Company. The authority may be general or confined to specific instances. Unless so authorized by the Directors or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

      11.8 Representation of Shares of Other Corporations. The Chairman of the Company or the President or, in the event of their absence or an inability to serve, any Vice President and


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the Secretary or Assistant Secretary are authorized to vote, represent and exercise, on behalf of the Company, all rights incidental to any and all shares of any other company standing in the name of the Company. The authority granted to the officers to vote or represent on behalf of the Company any and all shares held by the Company in any other company may be exercised by any authorized Person in person or by proxy or power of attorney duly executed by the officers.

      11.9 Annual Report. The Directors shall cause to be sent to the Shareholders, not later than 120 days after the close of the fiscal year, and not fewer than 30 days before the date of the Annual Meeting of Shareholders as provided in Section 3.2, an Annual Report in the form deemed appropriate by the Directors, including without limitation, any explanation of excess expenses set forth in Section 7.5. The Annual Report shall also disclose the ratio of the cost of raising capital to the capital raised during the year and the aggregate amount of the fees paid during the year to the Advisor and its Affiliates, including fees or charges paid to the Advisor and Affiliates by a non-Affiliated Person in connection with services rendered on behalf of the Company, as well as the total Operating Expenses for the year, stated as a percentage of both Net Income and Average Invested Assets. The Annual Report shall also contain a report from the Independent Directors that the policies being followed by the Company are in the best interest of the Shareholders and the basis for such determination. The Annual Report also shall include, as required by Section 9.1, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company and the Directors, Advisor, Sponsor or Affiliates thereof occurring during the year, and the Independent Directors shall examine and comment in the Annual Report as to the fairness of any such transactions. The Annual Report shall include a statement of assets and liabilities and a statement of income and expenses of the Company prepared in accordance with generally accepted accounting principles. The audited financial statements shall be accompanied by the report of a non-Affiliated certified public accountant. A manually signed copy of the accountant's report shall be filed with the Directors. The Directors, including the Independent Directors, shall be required to take reasonable steps to insure that the above requirements are met.

      11.10 Provisions of the Bylaws in Conflict with Law or Regulation.


            (a) The provisions of these Bylaws are severable, and if the Directors (including a majority of Independent Directors) shall determine, with the advice of counsel, that any one or more of these provisions ("Conflicting Provisions") are in conflict with the REIT Provisions, or with other applicable laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these Bylaws, and the Directors (including a majority of Independent Directors) shall be able to amend or revise the Bylaws without the vote or assent of the Shareholders to the extent necessary to bring the Conflicting Provisions of these Bylaws into conformity with the REIT Provisions or any other applicable law or regulation; provided, however, that this determination shall not affect or impact any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted (including but not limited to the election of Directors) prior to the determination. A certification in recordable form signed by a majority of the Directors setting forth any such determination and reciting that it was duly adopted by the Directors (including a majority of Independent Directors), or a copy of these Bylaws, with the Conflicting Provisions removed and any new provisions added pursuant to the determination, in recordable form signed by a majority of the Directors (including a majority of Independent Directors), shall be conclusive evidence of such determination when lodged in the records of the Company. The Directors shall not be liable for failure to make any determination under this Section 11.10.

            (b) If any provisions of these Bylaws shall be held invalid or unenforceable, the invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not present.

      11.11 Voluntary Dissolution. The Company may elect to wind up and dissolve upon the affirmative vote of a majority of the Shareholders entitled to vote on such matter.


      11.12 Reduction of Restricted Capital. That portion of capital which is not available for Distributions may be reduced (a) by an amendment to the Articles of Incorporation reducing the par value of Shares, or (b) by the Directors without the consent of the Shareholders, to the extent authorized elsewhere in the Articles of Incorporation, by (i) purchasing or redeeming and canceling issued and outstanding Shares, or (ii) canceling Shares held in the treasury. However, no approval or consent of the Shareholders to any such amendment of the Articles of Incorporation shall bind the Company, to declare or pay any Distribution.

      11.13 Retained Earnings. The Directors, except as provided in Section 11.2, may retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Company or to meet obligations of the Company, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

      11.14 Source of Distributions. Any Distributions to the Shareholders shall be accompanied by a statement in writing advising the Shareholders of the source of the funds so distributed so that Distributions of ordinary income, return of capital, and capital gains income will be clearly distinguished, or, if the source of funds so distributed has not been determined, the communication shall so state, in which event the statement of the source of funds shall be forwarded to the Shareholders promptly after the close of the fiscal year in which the Distribution was made.

      11.15 Distribution. The payment of Distributions on Shares shall be at the discretion of the Directors, and shall depend upon the earnings, cash flow and general financial condition of the Company, and such other factors as the Directors deem appropriate.


      11.16 Shareholder Liability. The Shareholders shall not be personally liable on account of any obligation of the Company. All written contracts to which the Company is a party shall include a provision that the Shareholders shall not be personally liable on such obligations. The Directors are required to maintain adequate insurance against possible liability on the part of the Company.

      11.17 Requirement of Sponsor. Prior to the initial public offering, the Sponsor, or any Affiliate, shall contribute to the Company an amount not less than (i) 10% of the total net assets upon completion of the offering, or (ii) $200,000 as an Initial Investment. The Sponsor or any Affiliate may not sell this Initial Investment while the Sponsor remains a Sponsor but may transfer the shares to other Affiliates.

                                   ARTICLE XII
                              AMENDMENTS TO BYLAWS

      12.1 Amendments to the Bylaws. The Bylaws may be adopted, amended, or repealed by the affirmative vote of Shareholders holding a majority of the Shares voting on a particular matter; provided however, that no amendment shall be adopted or become effective which would reduce the priority of payment or the amount payable to the Shareholders upon liquidation of the Company or that would diminish any voting rights, (except as provided in Article VII(b) of the Articles), unless such amendment is approved by the affirmative vote of two-thirds of the Shareholders entitled to vote thereon; provided further, however, that a majority of the Directors (including a majority of the Independent Directors) without the vote or consent of the Shareholders may at any time amend these Bylaws (a) to change the number of the Directors, subject to the limitations set forth in Article V of the Articles; (b) to the extent deemed by the Directors in good faith to be necessary to clarify any ambiguities or correct any inconsistencies in these Bylaws; (c) to satisfy the requirements for qualifications as a REIT under the Code, but the Directors shall not be liable for failing to do so, or (d) to restructure the Company's activities to the extent necessary to comply with any exemption in the final plan asset regulations adopted by the Department of Labor.

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